Exhibit 21.1
SUBSIDIARIES OF SANDERS MORRIS HARRIS GROUP INC.

	State of	Percentage		Names Under Which
Subsidiary	Organization	Ownership		Subsidiary Does Business

SMH Capital Inc.	Texas	100%		Sanders Morris Harris SMH Asset & Wealth Management SMH Partners Kissinger Financial Services Concept Capital
SMH Capital Advisors, Inc.	Texas	100%		Cummer/Moyers Capital Advisors
The Edelman Financial Center, LLC	Delaware	76%
Edelman Business Services, LLC	Delaware	100	%(1)
Edelman Financial Services, LLC	Delaware	100	%(1)
Edelman Financial Advisors, LLC	Delaware	10%
Leonetti & Associates, LLC	Illinois	51%
The Rikoon Group, LLC	Delaware	75%
The Dickenson Group, LLC	Ohio	50.1%
Miller-Green Financial Services, Inc.	Texas	100%
SMM Corporate Management, LLC	Delaware	99%
SOF Management, LLC	Delaware	100%
SMH Life Science Management, LLC	Delaware	99%
Signet Healthcare Partners, LLC	Delaware	50%
SMH PEG Management, LLC	Delaware	53.2579	%(2)
SMH PEG Management II, LLC	Delaware	51.36	%(2)
SMH PE Management, LLC	Delaware	98	%(2)
SMH Colorado, LLC	Delaware	50	%(2)
Select Sports Group Holdings, LLC	Texas	50%
Select Sports Group, Ltd.	Texas	50%
10 Sports Marketing GP, LLC	Delaware	50%
10 Sports Marketing, LP	Delaware	64.95%
iPro One, Inc.	Nevada	25%
PTC GP Management, LLC	Texas	50	%(2)
PTC – Houston Management, LP	Texas	44.5	%(2)
SMH GP LP	Texas	100	%(7)
Corporate Opportunities Fund, L.P.	Delaware	0.339	%(3)(*)
Corporate Opportunities Fund
(Institutional), L.P.	Delaware	0.0629	%(3)(*)
Life Sciences Opportunity Fund, L.P.	Delaware	16.4811	%(4)(*)
Life Sciences Opportunity Fund
(Institutional), L.P.	Delaware	0.9901	%(4)(*)
Life Sciences Opportunities Fund II, L.P.	Delaware	0.5	%(5)(*)
Life Sciences Opportunities Fund II
(Institutional), L.P.	Delaware	0.5	%(5)(*)
SMH Credit Opportunity Fund, L.P.	Delaware	44.575	%(6)(*)

(1)	By The Edelman Financial Centers, LLC
(2)	By SMH Capital Inc.
(3)	SMM Corporate Management, LLC
(4)	By SMH Life Science Management, LLC
(5)	By Signet Healthcare Partners, LLC
(6)	By SMH GP LP
(7)	By SMH Capital Advisors, Inc.
(*)	Does not include any investment by the Company as a limited partner.